As filed with the Securities and Exchange Commission on December 21, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Inergy Midstream, L.P.

(Exact name of registrant as specified in its charter)

Delaware	20-1647837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Brush Creek Boulevard

Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices, including zip code)

Inergy Midstream, L.P. Long Term Incentive Plan

Inergy Midstream, L.P. Employee Unit Purchase Plan

(Full title of the plans)

Laura L. Ozenberger

Two Brush Creek Boulevard

Suite 200

Kansas City, Missouri 64112

(816) 842-8181

(Name, address and telephone number of agent for service)

copy to:

David P. Oelman

Gillian A. Hobson

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Units, representing limited partner interests	7,632,500 units	$17.68	$134,942,600	$15,465

(1)	Includes 7,432,500 Common Units registered for issuance under the Inergy Midstream, L.P. Long Term Incentive Plan (the “LTIP”) and 200,000 Common Units registered for issuance under the Inergy Midstream, L.P. Employee Unit Purchase Plan (the “EUPP” and, together with the LTIP, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Common Units as may become issuable pursuant to the adjustment provisions of the Plans.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The price for the 7,632,500 Common Units being registered hereby is based on a price of $17.68, which is the average of the high and low trading prices per Common Unit of Inergy Midstream, L.P. (the “Registrant”) as reported by the New York Stock Exchange on December 19, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

NRGM GP, LLC (the “Company”) will provide all participants in the Plans with the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a) The Registrant’s prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act on December 16, 2011, relating to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-176445).

(b) The description of the Registrant’s Common Units, representing limited partner interests, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35377) filed with the Commission on December 12, 2011, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Subject to any terms, conditions, or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

The Registrant’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) provides that, in most circumstances, the Registrant will indemnify and hold harmless (1) the Company, as its general partner, (2) any departing general partner of the Registrant (a “Departing GP”), (3) any person who is or was an affiliate of the Company or a Departing GP, (4) any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of the Registrant, any of its subsidiaries, the Company or a Departing GP, or any affiliate of any of the foregoing, (5) any person who is or was serving as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to the Registrant or its subsidiaries, (6) any person who controls the Company or a Departing GP and (7) any person the Company designates as an indemnitee for purposes of the Partnership Agreement, to the fullest extent permitted by law (subject to the limitations expressed in the Partnership Agreement) from and against all losses, claims, damages, or similar events. Any indemnification described above will only be made out of the assets of the Registrant. Any indemnification under these provisions will only be out of the Registrant’s assets. Unless the Company otherwise agrees, the Company will not be personally liable for, or have any obligation to contribute or lend funds or assets to the Registrant to enable the Registrant to effectuate the indemnification.

The Registrant may also purchase insurance covering liabilities asserted against and expenses incurred by persons for the Registrant’s activities, regardless of whether the Registrant would have the power to indemnify the person against liabilities under the Partnership Agreement. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Under the Company’s Limited Liability Company Agreement (the “LLC Agreement”), in most circumstances, the Company will indemnify and hold harmless (1) any person who is or was an affiliate of the Company (other than the Partnership and its subsidiaries), (2) any person who is or was a member, partner, officer, director, employee, agent or trustee of the Company or any affiliate of the Company, (3) any person who is or was serving at the request of the Company or any affiliate of the Company as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person, and (4) any person the Company designates as an indemnitee for purposes of the LLC Agreement, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings (whether civil, criminal, administrative or investigative).

The Company has insurance policies covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the Company or any of its direct or indirect subsidiaries.

In addition, the Underwriting Agreement (as defined in the Partnership Agreement) provides for the indemnification of the Registrant, the Company, the Company’s officers and directors, and any person who controls the Company, including indemnification for liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Inergy Midstream, L.P. (incorporated by reference to Exhibit 3.4 to Amendment No. 3 to the Registrant’s Form S-1 filed with the Commission on November 21, 2011 (File No. 333-176445)).

4.2*	First Amended and Restated Agreement of Limited Partnership of Inergy Midstream, L.P.

4.3*	Inergy Midstream, L.P. Long Term Incentive Plan.

4.4*	Form of Restricted Unit Award Agreement under the Inergy Midstream, L.P. Long Term Incentive Plan.

4.5*	Inergy Midstream, L.P. Employee Unit Purchase Plan.

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri on December 21, 2011.

Inergy Midstream, L.P.

By:	NRGM GP, LLC its general partner

By:	/s/ R. Brooks Sherman, Jr.
R. Brooks Sherman, Jr.
Executive Vice President and Chief Financial Officer

Each person whose signature appears below appoints John J. Sherman, R. Brooks Sherman, Jr. and Laura L. Ozenberger, and each of them, any of whom may act without the joinder of the other, as such his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ John J. Sherman John J. Sherman	President, Chief Executive Officer and Director of NRGM GP, LLC (Principal Executive Officer)	December 21, 2011

/s/ R. Brooks Sherman, Jr. R. Brooks Sherman, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 21, 2011

/s/ Warren H. Gfeller Warren H. Gfeller	Director of NRGM GP, LLC	December 21, 2011

/s/ Arthur B. Krause Arthur B. Krause	Director of NRGM GP, LLC	December 21, 2011

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Inergy Midstream, L.P. (incorporated by reference to Exhibit 3.4 to Amendment No. 3 to the Registrant’s Form S-1 filed with the Commission on November 21, 2011 (File No. 333-176445)).

4.2*	First Amended and Restated Agreement of Limited Partnership of Inergy Midstream, L.P.

4.3*	Inergy Midstream, L.P. Long Term Incentive Plan.

4.4*	Form of Restricted Unit Award Agreement under the Inergy Midstream, L.P. Long Term Incentive Plan.

4.5*	Inergy Midstream, L.P. Employee Unit Purchase Plan.

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.